UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2019

Allena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38268	45-2729920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Newton Executive Park, Suite 202 Newton, Massachusetts	02462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 467-4577

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Margolin Transition to Chairman

On January 4, 2019, Alexey Margolin, Ph.D., the Chief Executive Officer of Allena Pharmaceuticals, Inc. (the “Company”) executed a transition agreement with the Company (the “Transition Agreement”) pursuant to which he will resign as Chief Executive Officer of the Company, effective as of February 1, 2019 (the “CEO Transition Date”). Dr. Margolin will remain on the Board of Directors (the “Board”) following his resignation and will transition to Chairman of the Board as of the CEO Transition Date. As a non-employee member of the Board, Dr. Margolin will be eligible to participate in the Company’s non-employee director compensation policy and, pursuant to the Transition Agreement, shall receive an additional cash retainer in 2019 of $80,000 for his service as Chairman. Subject to his continued service on the Board, all outstanding stock options held by Dr. Margolin shall continue to vest according to their existing vesting schedules.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Brenner Transition to Chief Executive Officer

On January 4, 2019, Louis Brenner, M.D., the Company’s President and Chief Operating Officer, executed an amended and restated employment agreement with the Company (the “Employment Agreement”) to become the Company’s President and Chief Executive Officer and a member of the Board effective as the CEO Transition Date.

Pursuant to the Employment Agreement, Dr. Brenner’s initial base salary shall be equal to $500,000, his initial annual target incentive compensation shall be equal to fifty percent of his base salary, and he shall be eligible to participate in the Company’s benefit plans as in effect from time to time. The Employment Agreement also provides that Dr. Brenner will be granted an option to purchase 305,000 shares of the Company’s common stock, which shall vest over four years, with 25% vesting on the one year anniversary of the CEO Transition Date and the remaining shares vesting in equal monthly installments thereafter, in each case subject to Dr. Brenner’s continued employment with the Company. In addition, in the event that his employment is terminated by us without “cause” (as defined in the Employment Agreement) or he terminates his employment for “good reason” (as defined in the Employment Agreement), and subject to the delivery of a fully effective release of claims, he will be entitled to an amount equal to twelve (12) months of his then-current base salary plus twelve (12) months of his target annual incentive compensation for the prior fiscal year, payable in substantially equal installments for a period of twelve (12) months following his termination of employment, plus our continued payment of the employer portion of health insurance premiums for twelve (12) months or, if earlier, until such time as Dr. Brenner’s COBRA period expires or he becomes eligible for group health insurance from another employer. If Dr. Brenner’s employment is terminated by us without cause or he terminates his employment for good reason, in each case within 12 months after a change in control, then in lieu of the foregoing severance, and subject to the delivery of a fully effective release of claims, Dr. Brenner will be entitled to receive (i) a lump sum amount equal to the sum of eighteen (18) months of his then-current base salary plus his target annual incentive compensation for the year in which the termination occurs, (ii) a prorated portion of the target annual incentive compensation for the year in which the date of termination occurs, payable when the annual incentive compensation would otherwise be paid, (iii) any earned, but unpaid annual bonus for the year immediately prior to the year in which the date of termination occurs and (iv) continued payment of the employer portion of health insurance premiums for eighteen (18) months or, if earlier, until such time as Dr. Brenner’s COBRA period expires or he becomes eligible for group health insurance from another employer. In addition, all time-based stock options or other time-based stock awards granted to Dr. Brenner will accelerate and vest in full.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Santini Transition to Lead Independent Director

As of the CEO Transition Date, Gino Santini, currently a member of the Board, including service on the Audit Committee and Compensation Committee, will become the Company’s Lead Independent Director.

Item 7.01 Regulation FD Disclosure.

The Company will be conducting meetings with investors attending the 37th Annual J.P. Morgan Healthcare Conference in San Francisco beginning on January 7, 2019. As part of these meetings, the Company will deliver the slide presentation furnished to this report as Exhibit 99.2 and which is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item 8.01 Other Events.

On January 4, 2019, the Company issued a press release reporting various matters, including plans for 2019 and the leadership transition described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transition Agreement, dated January 4, 2019 by and between Allena Pharmaceuticals, Inc. and Alexey Margolin, Ph.D.

10.2	Amended and Restated Employment Agreement, dated January 4, 2019 by and between Allena Pharmaceuticals, Inc. and Louis Brenner, M.D.

99.1	Press Release by Allena Pharmaceuticals, Inc. dated January 4, 2019

99.2	Investor Presentation furnished by Allena Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2019	Allena Pharmaceuticals, Inc.

	By:	/s/ Edward Wholihan
Edward Wholihan
Chief Financial Officer